Exhibit 99.1

BSQUARE Reports First Quarter 2009 Results

BELLEVUE, WA, May 7, 2009 – BSQUARE Corporation (Nasdaq: BSQR) today announced financial results for the first quarter ended March 31, 2009. Total revenue for the quarter was $16.7 million, down 2% from $17.1 million in the prior year due to a $2.8 million decline in third-party software sales. The Company reported a net loss for the quarter of $90,000, or $0.01 per share, a decline from the prior year in which the Company reported net income of $931,000, or $0.09 per diluted share. The TestQuest acquisition contributed to the net loss for the quarter in the amount of $476,000, or $0.05 per share (no effect in prior year). The Company reported EBITDAS (earnings before interest, taxes, depreciation, amortization and stock compensation expense) for the quarter of $227,000, its 10th consecutive positive quarter, compared to $1.4 million in the prior year.

Brian Crowley, BSQUARE’s chief executive officer, commented on the first quarter’s results, “I am pleased that we were able to generate cash and produce positive EBITDAS this quarter, despite the sequential drop in third-party software sales and overall poor economic conditions. We were able to increase our service and proprietary software revenue sequentially, and we continued our substantial investments in our Texas Instruments OMAP Board Support Package initiatives and our recently acquired TestQuest products. We believe that these investments will pay off handsomely for BSQUARE and our shareholders in the future.”

Key Results, Achievements and Events

During the quarter, the Company:

•

Launched the TestQuest Collaboration Server which enables mobile application developers, silicon vendors and device manufacturers to develop and deploy test automation across multiple geographies. Users can now launch tests around the world from a single location and monitor the results through a comprehensive web-based reporting system;

•

Announced collaboration with Texas Instruments whereby BSQUARE is developing a Windows Mobile 6.5 Board Support Package for the TI OMAP3 family of processors. The production-quality software foundation (including BSP, multimedia, imaging graphics, power management and security) accelerates time-to-market, leads to higher quality products and reduces costs for companies building Windows Mobile 6.5-based phones, gaming devices and data collection terminals;

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004   |   TOLL-FREE: 1.888.820.4500   |   MAIN: 425.519.5900   |   FAX: 425.519.5999   |   www.bsquare.com

©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

•

Was selected by Microsoft as a Microsoft Auto training partner. BSQUARE is currently working with Microsoft’s Automotive Business Unit on the Microsoft Auto platform. BSQUARE will develop multiple levels of training courses for automakers, automotive suppliers and a growing channel of partners developing in-car technology; and

•	Increased its cash and investments by $1.5 million to $14.8 million driven by positive EBITDAS and positive working capital effects.

Revenue Results

Sales of third-party software were $7.3 million for the quarter compared to $10.1 million in the prior year, representing a decrease of 28%. A decrease in Microsoft license sales drove the year-over-year decline which resulted primarily from a drop in customer ordering volumes and a significant $1.3 million order which benefited the prior year.

Proprietary software revenue was $961,000 for the quarter compared to $863,000 in the prior year, representing an increase of 11%. $277,000 of TestQuest product revenue, coupled with smaller increases in a number of product lines, drove the increase, offset by a $288,000 decline in service contract royalties.

Commenting on software sales for the quarter, Mr. Crowley said, “Our third-party software sales were down sequentially, as we expected, as this is the area of our business most affected by overall economic conditions. Based on our discussions with Microsoft, we believe that even though our sales were down, we maintained our market share during the quarter. I was happy to see our overall proprietary software revenue increase sequentially this quarter, but I did expect that our TestQuest sales would be higher than they were. Several large orders were pushed out of the quarter, either because customers were not yet satisfied with the results of their product evaluations or because they had budget issues. The good news is that almost all of these opportunities are still active and in fact one of these opportunities has already closed in Q2 and we are expecting several others to close before the end of the quarter. We remain very excited about our TestQuest acquisition and, even though TestQuest contributed significantly to our loss in the quarter, the prospects for our TestQuest investment remain bright. Based on our growing sales pipeline, we are expecting to roughly double TestQuest product revenue in Q2 and currently expect overall proprietary software revenue to increase sequentially in Q2.”

Service revenue was $8.4 million for the quarter, up 38% compared to $6.1 million in the prior year driven by strong growth in North America led by a project with The Ford Motor Company, partially offset by a decline in Asia Pacific (APAC) service revenue. The Ford project accounted for $5.2 million in service revenue this quarter compared to none in the prior year. APAC service revenue declined 86% year-over-year due to general softness in the market. Billable hours increased 55% this quarter driven by higher activity levels in North America whereas the effective bill rate declined 11% due to the Ford project.

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©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

“Service revenue improved 5% sequentially this quarter, which was in-line with our expectations,” continued Mr. Crowley. “The Ford project is progressing as we anticipated and we are nurturing other opportunities in the automotive space, which is a growth sector for us. We are focused on stabilizing and growing our North American book of service business outside of Ford, which is challenging given current economic conditions.”

Gross Profit Margin Results

Overall gross profit was $4.4 million for the quarter, or 27% of total revenue, as compared to $4.5 million, or 27% of revenue, in the prior year, with the gross profit decline driven by a $478,000 decrease in third-party software gross profit which was largely offset by higher service gross profit. Third-party software margin was 16% this quarter and in the prior year. Proprietary software gross margin was 87% this quarter, down from 99% in the prior year due to amortization of intangible assets associated with the TestQuest acquisition. Service gross margin was 29% for the quarter, compared to 34% in the prior year. The decrease was driven by the year-over-year bill rate decline which had the effect of reducing service margin by seven percentage points.

Operating Expenses

Total operating expenses were $4.7 million this quarter compared to $3.7 million in the prior year. R&D expense increased by $737,000 year-over-year due to the TestQuest acquisition, which increased R&D expense by $548,000, and also due to investments the Company is making in product initiatives with a major silicon vendor partner. SG&A expense increased by $286,000 due to higher sales expense in North America and Europe, of which $62,000 was TestQuest-related. SG&A expense was also negatively affected this quarter by $90,000 in costs relating to the restatement and other governance activities. Scott Mahan, BSQUARE’s chief financial officer, commented on operating expense trends, “Due to the TestQuest acquisition and several other initiatives, a year-over-year comparison of our opex is not meaningful. A comparison with Q408 shows that this quarter’s operating expenses increased only slightly. If you exclude the restatement expenses, this quarter’s opex was down sequentially despite an increase in our fringe benefits expense, which occurs in the first quarter of every year, and the full-quarter effect of TestQuest operating expenses.”

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004   |   TOLL-FREE: 1.888.820.4500   |   MAIN: 425.519.5900   |   FAX: 425.519.5999   |   www.bsquare.com

©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

Cash Flows

The Company’s cash, cash equivalents and investments increased by $1.5 million to $14.8 million at March 31, 2009, as compared to $13.3 million at December 31, 2008 ($900,000 of the March 31 and December 31 balances were restricted). The increase was driven by this quarter’s positive EBITDAS and positive working capital effects.

Conference Call

Management will host a conference call today, May 7, 2009, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call, please dial 1-888-549-7880, or +1-480-629-9039 for international callers, and reference “BSQUARE Corporation First Quarter 2009 Earnings Conference Call.” A replay will be available for one week following the call by dialing 1-800-406-7325 or +1-303-590-3030 for international callers; reference pin number 4059448. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing engineering services and production-ready software products to the smart device market. For more information, visit www.bsquare.com.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, future and potential customer projects, the expected impact of the TestQuest acquisition, and proprietary products strategy. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationships with Microsoft Corporation and The Ford Motor Company; changes in our strategy or negotiations with the major silicon vendor mentioned; risks, uncertainties and changes in financial condition; intellectual property risks; and risks associated with our international operations. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

# # #

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004   |   TOLL-FREE: 1.888.820.4500   |   MAIN: 425.519.5900   |   FAX: 425.519.5999   |   www.bsquare.com

©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

Contact:

BSQUARE Corporation

Scott Mahan, CFO

(425) 519-5900

investorrelations@bsquare.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004   |   TOLL-FREE: 1.888.820.4500   |   MAIN: 425.519.5900   |   FAX: 425.519.5999   |   www.bsquare.com

©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,302	$7,703
Accounts receivable, net of allowance for doubtful accounts of $195 at March 31, 2009 and $198 at December 31, 2008	10,123	10,726
Prepaid expenses and other current assets	752	703

Total current assets	20,177	19,132
Long-term investments	4,621	4,679
Equipment, furniture and leasehold improvements, net	933	981
Intangible assets, net	1,850	1,975
Restricted cash	900	900
Other non-current assets	89	91

Total assets	$28,570	$27,758

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,862	$2,925
Other accrued expenses	3,968	3,057
Accrued compensation	2,056	1,636
Accrued legal fees	534	534
Deferred revenue	688	355

Total current liabilities	9,108	8,507
Deferred rent	315	309
Commitments and contingencies (Note 6)
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 10,104,276 shares issued and outstanding at March 31, 2009 and 10,082,654 shares issued and outstanding at December 31, 2008	122,892	122,660
Accumulated other comprehensive loss	(985)	(1,048)
Accumulated deficit	(102,760)	(102,670)

Total shareholders’ equity	19,147	18,942

Total liabilities and shareholders’ equity	$28,570	$27,758

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004   |   TOLL-FREE: 1.888.820.4500   |   MAIN: 425.519.5900   |   FAX: 425.519.5999   |   www.bsquare.com

©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2009	2008 (as restated (2))
Revenue:
Software	$8,298	$10,996
Service	8,379	6,062

Total revenue	16,677	17,058

Cost of revenue:
Software	6,307	8,506
Service(1)	5,938	4,011

Total cost of revenue	12,245	12,517

Gross profit	4,432	4,541
Operating expenses:
Selling, general and administrative(1)	3,295	3,009
Research and development(1)	1,381	644

Total operating expenses	4,676	3,653

Income (loss) from operations	(244)	888
Interest and other income	114	160

Income (loss) before income taxes	(130)	1,048
Income tax benefit (expense)	40	(117)

Net income (loss)	$(90)	$931

Basic income (loss) per share	$(0.01)	$0.09

Diluted income (loss) per share	$(0.01)	$0.09

Shares used in calculation of income (loss) per share:
Basic	10,086	9,977

Diluted	10,086	10,149

(1) Includes the following amounts related to non-cash stock-based compensation expense:
Cost of revenue — service	$74	$125
Selling, general and administrative	154	240
Research and development	(1)	19

Total stock-compensation expense	$227	$384

(2) Restated. See Item 1 of Part I, “Financial Statements – Note 8 – Restatement of Financial Information (Unaudited) of our March 31, 2009 Quarterly Report on Form 10-Q, for related discussion.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004   |   TOLL-FREE: 1.888.820.4500   |   MAIN: 425.519.5900   |   FAX: 425.519.5999   |   www.bsquare.com

©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands) (Unaudited)

	Three Months Ended March 31,
	2009	2008 (as restated (2))
EBITDAS:
Net income (loss) as reported	$(90)	$931
Income tax (benefit) expense	(40)	117
Interest and other income	(114)	(160)
Depreciation and amortization	244	137
Stock-based compensation expense	227	384

EBITDAS (1)	$227	$1,409

(1)	EBITDAS is a non-GAAP financial measure. EBITDAS is defined as net income (loss) before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

(2)	Restated. See Item 1 of Part I, “Financial Statements – Note 8 – Restatement of Financial Information (Unaudited) of our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, for related discussion.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004   |   TOLL-FREE: 1.888.820.4500   |   MAIN: 425.519.5900   |   FAX: 425.519.5999   |   www.bsquare.com

©2009 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.